Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

This SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of October 27, 2016 (this “Amendment”), is by and among: (i) Community Choice Financial Inc., an Ohio corporation (the “Borrower”); (ii) each of the Subsidiary Guarantors party hereto; (iii) Ivy Funding Eleven, LLC, a Texas limited liability company (“Ivy”), Capitala Finance Corp., a Maryland corporation (“Capitala”), and CapitalSouth Partners Florida Sidecar Fund II, L.P., a Delaware limited partnership (“CapitalSouth”), each as Lenders (each, a “Lender” and, together, the “Lenders”); and (iv) Ivy, as Administrative Agent (the “Administrative Agent”).

Background

A.                                    The Borrower is party to that certain Revolving Credit Agreement, dated as of April 29, 2011 (as amended pursuant to that certain First Amendment to Revolving Credit Agreement dated as of March 27, 2015, and as further amended, modified, or otherwise supplemented from time to time, the “Amended Credit Agreement”), among the Borrower, the Lenders party thereto, and Administrative Agent.

D.                                    The Borrower, the Subsidiary Guarantors, the Lenders, and the Administrative Agent desire to amend the Amended Credit Agreement on the terms and conditions set forth in this Amendment.

Agreement

In consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Subsidiary Guarantors party hereto, the Lenders, and the Administrative Agent agree as follows:

1.                                      Definitions. Capitalized terms used and not defined in this Amendment have the meanings provided in the Amended Credit Agreement.

2.                                      Amendments to Amended Credit Agreement and Other Loan Documents.

2.1.                            Applicable Percentage. The definition of Applicable Percentage set forth in the Amended Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Applicable Percentage” shall mean, for any day (a) with respect to any Eurodollar Loan, 18.00% per annum, and (b) with respect to any ABR Loan, 16.00% per annum.

2.2.                            Early Prepayment. The definition of Early Prepayment set forth in the Amended Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Early Prepayment” shall mean any prepayment or repayment (whether mandatory, voluntary, after acceleration of the Bank Obligations or otherwise, but excluding a voluntary repayment made on the Maturity Date) after which the aggregate outstanding principal amount of the Loans would be less than 80% of the Total Commitment at such time.

2.3                               Early Prepayment Premium. The definition of Early Prepayment Premium set forth in the Amended Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Early Prepayment Premium” shall mean: (x) with respect to any Early Prepayment made prior to the date of a Triggering Event Notice, an amount, if positive, equal to: (a) for Early Prepayments made after October 27, 2016 and on or prior to October 27, 2017, a make-whole amount equal to the sum of: (i) the net present value of the interest that would have accrued and been paid with respect to such Early Prepayment (if such Early Prepayment had not been made) from the date of such prepayment up to and including October 27, 2017 (using a rate of interest equal to the Adjusted LIBO Rate in effect on the date of such Early Prepayment plus the Applicable Percentage), discounted at the applicable Treasury Rate plus 0.5%; plus (ii) the net present value of the interest that would have accrued and been paid with respect to such Early

Prepayment (if such Early Prepayment had not been made) after October 27, 2017 up to and including December 31, 2017 (using a reduced rate of interest equal to the Adjusted LIBO Rate in effect on the date of such Early Prepayment plus 6.00% per annum), discounted at the applicable Treasury Rate plus 0.5%; and (b) for Early Prepayments made after October 27, 2017 and on or prior to December 31, 2017, a make-whole amount equal to the net present value of the interest that would have accrued and been paid with respect to such Early Prepayment if not prepaid from the date of prepayment up to and including December 31, 2017 (using a reduced rate of interest equal to the Adjusted LIBO Rate in effect on the date of such Early Prepayment plus 6.00% per annum), discounted at the applicable Treasury Rate plus 0.5%; provided, however, that with respect to any Early Prepayment (other than an Early Prepayment resulting from an Event of Default with respect to the Borrower arising under Article VII(g) or Article VII(h), which shall be subject to the Early Prepayment Premium set forth subsection (x)(a) or (x)(b) hereof, as applicable), the Early Prepayment Premium shall equal (A) for any such Early Prepayment described in clause (x)(a) above, the amount set forth in clause (x)(a) above multiplied by ONE THIRD (1/3), or (B) for any such Early Prepayment described in clause (x)(b) above, the amount set forth in clause (x)(b) above multiplied by ONE HALF (1/2); and (y) with respect to any Early Prepayment made on or after the date of a Triggering Event Notice, $0. Notwithstanding anything herein to the contrary, in the event the Loans are prepaid in full via a replacement credit facility in which the Lenders participate (the “Replacement Facility”), the Early Prepayment Premium due to each Lender shall be reduced by the net present value of interest that will be earned by such Lender from the effective date of the Replacement Facility through October 27, 2017 or December 31, 2017, as applicable. By way of example, attached hereto as Schedule 1.01(a) is a sample Early Prepayment Premium calculation which assumes a November 27, 2016 Early Prepayment and a Treasury Rate of .46% (which Treasury Rate is subject to change as set forth herein).

2.4                               Maturity Date. The definition of Maturity Date set forth in the Amended Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Maturity Date” shall mean March 30, 2018.

2.5                               Commitments. Section 2.01 of the Amended Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Loans. Notwithstanding anything herein to the contrary, no advances on the Loans shall be permitted after September 30, 2017.

2.6                               Borrowing Procedure. Section 2.03 of the Amended Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.03 Borrowing Procedure. In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, five Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, five Business Day before the proposed Borrowing is to occur; provided, however, that, the Borrower and the Lenders acknowledge that, subject to Sections 2.08 and 2.15, all Borrowings will be Eurodollar Borrowings. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; and (iv) the amount of such Borrowing; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Eurodollar Borrowing. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

2.7                                    Unused Line Fee. Section 2.05(a) of the Amended Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) The Borrower agrees to pay to each Lender, on the last Business Day of each month and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 4.00% per annum on the daily unused amount of the Commitment of such Lender during the preceding month (or other period commencing with the First Amendment Effective Date and ending with the Maturity Date or the date on which the Commitments of such Lender shall otherwise expire or be terminated, as applicable). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

2.8                                    Administrative Agent Fees. Section 2.05(b) of the Amended Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b) The Borrower agrees to pay to the Administrative Agent, for its own account, on the last Business Day of each month during the period that the Administrative Agent is serving as Administrative Agent in accordance with this Agreement, an administrative fee equal to 0.75% per annum on the amount of the Total Commitment (the “Administrative Agent Fees”). The Administrative Agent Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for its own account. Once paid, the Administrative Agent Fees shall not be refundable under any circumstances.

2.9                                    Increase in Commitments. Section 2.22(a) of the Amended Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the total Commitment by an amount (for all such requests) not exceeding $10,000,000 in the aggregate; provided that any such request for an increase shall be in a minimum amount of $500,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Administrative Agent).

2.10                             Increase in Commitment Fee. Section 2.22(b) of the Amended Credit Agreement is hereby deleted in its entirety and replaced with the following

(b) Increase in Commitment Fee. On the effective date of any increase in the Commitment under this Section 2.22: (i) the Borrower will pay to the Administrative Agent on behalf of each Lender that participates in the increase a fee equal to 2.50% of the amount of the increase in such Lender’s Commitment; and (ii) Schedule 2.01 will be amended and updated to reflect the new Commitments.

2.11                             Schedules. Schedule 2.01 to the Amended Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto. From and after the Second Amendment Effective

Date, except as modified pursuant to the terms hereof, the Total Commitment shall be $30,000,000.00.

3.           Conditions to Effectiveness.

3.1.                            Second Amendment Effective Date. This Amendment shall be and become effective on the date hereof (the “Second Amendment Effective Date”) when all of the conditions precedent set forth in this Section 3 shall have been satisfied or waived by the Lenders.

3.2.                            Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephone message, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Subsidiary Guarantors party hereto, and the Lenders.

3.3.         Corporate Documents. The Administrative Agent shall have received:

(a)                                      Resolutions. Copies of resolutions of the Board of Directors, the members, or managers, as applicable, of each Loan Party approving this Amendment and each other Loan Document to which it is becoming a party as of the date hereof and the transactions contemplated thereby and authorizing the due execution and delivery of such agreements, instruments, and other documents, certified by a Responsible Officer of such Loan Party to be true and correct and in force and effect as of the Second Amendment Effective Date.

(b)                                      Incumbency. An incumbency certificate of each Loan Party certified by a Responsible Officer of such Loan Party to be true and correct as of the Second Amendment Effective Date and a list of authorized signatories of such Loan Party.

3.4.                            Officer’s Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Second Amendment Effective Date certifying that: (a) there have been no amendments to the articles or certificates of incorporation or other charter documents of each Loan Party, or the bylaws, code of regulations, operating agreement, or equivalent document of each Loan Party, since March 27, 2015 or, as applicable, the date such Loan Party was made a party hereto, if such date occurred after March 27, 2015; (b) all governmental, shareholder, and third party consents and approvals, if any, with respect to this Amendment and the transactions contemplated hereby have been obtained; (c) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality (i) that purports to affect any of the Loan Parties or any transaction contemplated by this Amendment, the Amended Credit Agreement, or the other Loan Documents, or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (d) immediately after giving effect to this Amendment and all the transactions contemplated hereby to occur on the Second Amendment Effective Date: (i) each of the Loan Parties is solvent; (ii) no Default or Events of Default exists; (iii) all representations and warranties contained in this Amendment and Article III of the Amended Credit Agreement are true and correct in all material respects (except that any representations and warranties that are qualified by materiality or similar qualifiers are true and correct in all respects) as of the Second Amendment Effective Date, except to the extent that such representations and warranties relate to an earlier date; and (iv) the Borrower is in compliance with all covenants contained in this Amendment, the Amended Credit Agreement, and the other Loan Documents; and (e) all conditions to the effectiveness of this Amendment set forth in this Section 3 have been satisfied or waived as required hereunder.

3.5.                            Initial Borrowing Request. To the extent that the outstanding principal amount of the Loans is less than $30,000,000.00 (after giving effect to this Amendment), the Administrative Agent shall have received a Borrowing Request from the Borrower for a Loan equal to such amount.

3.6.                       Intentionally omitted.

3.7.                       Closing Fee. The Administrative Agent shall have received (on behalf of the Lenders), a closing fee equal to 2.50% of the Total Commitments.

3.8.                       UCC Searches. The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any UCC financing statement that names the Borrower as debtor in Borrower’s jurisdiction of organization or formation, and the results thereof shall demonstrate that there are no Liens on the property of Borrower other than Permitted Liens.

3.9.                       Legal Opinion. The Administrative Agent shall have received the favorable opinions of Lape, Mansfield, Nakasian & Gibson, LLC, counsel to the Borrower and its Subsidiaries, relating to the transactions contemplated by this Amendment, in form and substance satisfactory to the Lenders.

3.10.                Others. The Administrative Agent shall have received such other documents, agreements or information which may be reasonably required by the Administrative Agent relating to the existence of the Loan Parties, the corporate authority for and the validity of this Amendment and the transactions contemplated hereby, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent.

4.             Acknowledgment, Confirmation and Waiver.

4.1.                       In connection with the execution and delivery of this Amendment, each Loan Party, as borrower, debtor, grantor, mortgagor, pledgor, guarantor or assignor, or in any other similar capacities in which such Person grants Liens or security interests in its interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible (“Property”) or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under any Loan Document, hereby: (a) ratifies and reaffirms all of its payment, performance and observance obligations and liabilities, whether contingent or otherwise, under each such Loan Document, as amended hereby, to which it is a party; and (b) to the extent any Loan Party granted Liens on or security interests in any of its Property pursuant to any such Loan Document as security for the “Loans,” “Notes,” “Bank Obligations,” “Loan Document Obligations,” “Guaranteed Obligations” or “Secured Obligations” (as such terms are defined in any Loan Document, as applicable, as in effect immediately prior to the effectiveness of this Amendment) or any other obligations, liability or indebtedness of such Loan Party under or with respect to any Loan Document (as in effect immediately prior to the effectiveness of this Amendment), such Loan Party hereby ratifies and reaffirms such grant of security and confirms and agrees that such Liens and security interests hereafter secure all of the “Loans,” “Notes,” “Bank Obligations,” “Loan Document Obligations,” “Guaranteed Obligations” or “Secured Obligations” (as such terms are defined in any Loan Document, as applicable, as in effect immediately after giving effect to this Amendment) and any other obligations, liability or indebtedness of such Loan Party and the Loan Parties, as applicable, under the Amended Credit Agreement and the other Loan Documents (as in effect immediately after giving effect to this Amendment).

4.2.                       Each Loan Party acknowledges receipt of a copy of and consents to all of the terms and conditions of this Amendment and the Loan Documents executed and delivered in connection therewith and acknowledges that each of the Loan Documents, as amended hereby, remains in full force and effect and hereby is ratified and confirmed. The execution and delivery of this Amendment, and the performance of the Loan Parties’ obligations hereunder and under the Amended Credit Agreement, shall not: (a) operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders; (b) operate to reduce or discharge any Loan Party’s obligations under the Amended Credit Agreement or any other Loan Document to which it is a party; (c) constitute a waiver of any provision of any of the Loan Documents; or (d) constitute a novation of any of the “Loans,” “Notes,” “Bank Obligations,” “Loan Document Obligations,” “Guaranteed Obligations”

or “Secured Obligations” under the Amended Credit Agreement or any Loan Documents (as in effect immediately prior to the effectiveness of this Amendment).

4.3.                            In partial consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, each Loan Party hereby releases each of the Administrative Agent and the Lenders and their respective officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors (each, an “Indemnified Party”) from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Documents on or prior to the date hereof except to the extent that such matters have resulted from such Indemnified Party’s gross negligence or willful misconduct. Each of the Loan Parties further waives any defense to its guaranty liability occasioned by this Amendment. This acknowledgement and confirmation by each of the Loan Parties is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and each Loan Party acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein. For the avoidance of doubt, each Loan Party expressly acknowledges that none of the Administrative Agent or the Lenders shall have any liability whatsoever in respect of any action taken or omitted to be taken by the Prior Administrative Agent or any Prior Lender (each as defined in the First Amendment to Revolving Credit Agreement dated as of March 27, 2015).

5.             Miscellaneous.

5.1.         Representations and Warranties.

(a)                                 Each of the Loan Parties hereby represents and warrants that, after giving effect to the amendments and modification contemplated by this Amendment: (i) the representations and warranties contained in this Amendment and Article III of the Amended Credit Agreement are true and correct in all material respects (except that any representations and warranties that are qualified by materiality or similar qualifiers are true and correct in all respects) as of the Second Amendment Effective Date (except for those representations and warranties which by their terms relate solely to an earlier date); (ii) no Default or Events of Default exists on and as of the Second Amendment Effective Date; (iii) it has the corporate or limited liability company power and authority to execute and deliver this Amendment and each of the documents executed and delivered in connection herewith and to perform its obligations hereunder and has taken all necessary corporate or limited liability company action to authorize the execution, delivery, and performance by it of this Amendment and each of the documents executed and delivered in connection herewith; and (iv) it has duly executed and delivered this Amendment and each of the documents executed and delivered in connection herewith, and this Amendment and each of the documents executed and delivered in connection herewith constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity.

(b)                                 Each Loan Party hereby represents and warrants that: (i) the Bank Obligations constitute “Designated Priority Obligations” under the Collateral Agreement; (ii) no “Discharge of Designated Priority Obligations” or “Discharge” of “Bank Obligations” under the Collateral Agreement has occurred; (iii) no Indebtedness (other than the Bank Obligations) constitutes “Designated Priority Obligations”; and (iv) to the knowledge of each Loan Party, no Person has asserted any of the foregoing or taken or omitted to take any action that could reasonably be expected to result in any of the foregoing.

5.2.                            Instrument Pursuant to Amended Credit Agreement. This Amendment is a Loan Document executed in connection with the Amended Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

5.3.                            References in Other Loan Documents. From and after the Second Amendment Effective Date, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement, as amended hereby.

5.4.                            Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which is deemed an original, and all of which together shall constitute one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy or other electronic transmission (including Adobe PDF) shall be effective as delivery of an original.

5.5.                            Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

5.6.                            Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.7.                            Continuing Agreements. Except as specifically modified hereby, all of the terms and provisions of the Amended Credit Agreement and the other Loan Documents (and Exhibits and Schedules thereto) shall remain in full force and effect, without modification or limitation, and this Amendment shall not affect, modify or diminish the obligations of the Loan Parties which have accrued prior to the effectiveness of the provisions hereof. Without limiting the generality of the foregoing, each Loan Party hereby ratifies and confirms that all liens heretofore granted under the Amended Credit Agreement and the other Loan Documents were intended to, do and continue to secure the full payment and performance of the Credit Facilities under the Amended Credit Agreement. Each Loan Party agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Administrative Agent may reasonably request in order to perfect and protect the liens and preserve and protect the rights of the Lenders.

5.8.                            Payment of Costs and Expenses. On the Second Amendment Effective Date, upon presentation of invoices and reasonable supporting documentation, the Borrower will pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, and delivery of this Amendment (including the reasonable fees and expenses of Gardere Wynne Sewell LLP, counsel to the Administrative Agent, and Robinson, Bradshaw & Hinson, P.A., counsel to Capitala and CapitalSouth); provided, however, that the Administrative Agent will apply any unused portion of the deposit or any additional deposits to any such costs and expenses.

5.9.                            Approval by Lenders. The Administrative Agent and each Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, the Amendment and each other Loan Document and each other document required to be approved by the Administrative Agent, the Required Lenders, or the Lenders, as applicable.

5.10                        Allocation of Closing Fee and Interest. Of the Closing Fee payable pursuant to Section 3.7 hereof, Capitala shall be allocated $500,000.00 of such Closing Fee, and Ivy shall be allocated $250,000.00 of such Closing Fee. Of the interest payable by the Borrower on the outstanding Loans (including any outstanding Loans resulting from an increase in the Commitment pursuant to Section 2.22 of the Amended Credit Agreement, but excluding any of the outstanding Loans held by Ivy), an amount equal to one percentage point of the Applicable Percentage (as defined in the Amended Credit Agreement) (i.e., as of the date hereof, (i) 1.0% of the 18.0% (i.e., 1/18th) with respect to any Eurodollar Loan or (ii) 1.0% of the 16% (1/16th) with respect to any ABR Loan) payable to each Lender (other than Ivy) shall be allocated and payable to Ivy. For purposes of clarity, the foregoing allocation shall not be applicable to the Commitment Fee. The Administrative Agent shall have the right to instruct the Borrower to pay both the Closing Fee and interest with respect to the outstanding Loans consistent with the foregoing payment allocations, and each Lender agrees to make true-up payments to and among the Lenders with respect to such Lender’s Loans as may be necessary to give full effect to the foregoing allocations. For the avoidance of doubt, the allocation of the of interest set forth in this Section 5.10 is in lieu of, and not in duplication of, the allocation of interest set forth in Section 5.10 of the First Amendment to Revolving Credit Agreement, dated as of March 27, 2015, between the Borrower, the Lenders party thereto and the Administrative Agent.

* * * Remainder of Page Blank — Signature Pages Follow * * *

EXECUTION VERSION

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

Community Choice Financial Inc.

By:	/s/ Michael Durbin
Name:	Michael Durbin
Title:	Executive Vice President, Chief Financial Officer and Treasurer

SUBSIDIARY GUARANTORS:

Each of the Subsidiary Guarantors identified on Schedule I hereto

By:	/s/ Michael Durbin
Name:	Michael Durbin
Title:	Executive Vice President, Chief Financial Officer and Treasurer

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT — SIGNATURE PAGE

IVY FUNDING ELEVEN, LLC/CAPITALA FINANCE CORP. — COMMUNITY CHOICE FINANCIAL INC.

LENDERS:

Ivy Funding Eleven, LLC

By:	/s/ John C. H. Hooff
Name:	John C. H. Hooff
Title:	Managing Partner

Capitala Finance Corp.

By:
Name:
Title:

CapitalSouth Partners Florida Sidecar Fund II, L.P.

By:	CapitalSouth Partners Florida Sidecar Fund II GP, LLC, its general partner

By:
Name:	Joseph B. Alala, III
Title:	President & Chief Executive Officer

ADMINISTRATIVE AGENT:

Ivy Funding Eleven, LLC

By:	/s/ John C. H. Hooff
Name:	John C. H. Hooff
Title:	Managing Partner

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT — SIGNATURE PAGE

IVY FUNDING ELEVEN, LLC/CAPITALA FINANCE CORP. — COMMUNITY CHOICE FINANCIAL INC.

LENDERS:

Ivy Funding level, LLC

By:
Name:
Title:

Capitala Finance Corp.

By:	/s/ Joseph B. Alala, III
Name:	Joseph B. Alala, III
Title:	CEO

CapitalSouth Partners Florida Sidecar Fund II, L.P.

By:	CapitalSouth Partners Florida Sidecar Fund II GP, LLC, its general partner

By:	/s/ Joseph B. Alala, III
Name:	Joseph B. Alala, III
Title:	President & Chief Executive Officer

ADMINISTRATIVE AGENT:

Ivy Funding Eleven, LLC

By:
Name:
Title:

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT — SIGNATURE PAGE

IVY FUNDING ELEVEN, LLC/CAPITALA FINANCE CORP. — COMMUNITY CHOICE FINANCIAL INC.

Schedule 1

Subsidiary Guarantors

ARH-Arizona, LLC

BCCI CA, LLC

BCCI Management Company

Buckeye Check Cashing II, Inc.

Buckeye Check Cashing of Alabama, LLC

Buckeye Check Cashing of Arizona, Inc.

Buckeye Check Cashing of California, LLC

Buckeye Check Cashing of Connecticut, LLC

Buckeye Check Cashing of Florida, Inc.

Buckeye Check Cashing of Kentucky, Inc.

Buckeye Check Cashing of Michigan, Inc.

Buckeye Check Cashing of Tennessee, LLC

Buckeye Check Cashing of Texas, LLC

Buckeye Check Cashing of Virginia, Inc.

Buckeye Check Cashing, Inc.

Buckeye Commercial Check Cashing of Florida, LLC

Buckeye Credit Solutions, LLC

Buckeye Lending Solutions of Arizona, LLC

Buckeye Lending Solutions, LLC

Buckeye Small Loans, LLC

Buckeye Title Loans of California, LLC

Buckeye Title Loans of Tennessee, LLC

Buckeye Title Loans of Virginia, LLC

Buckeye Title Loans, Inc.

California Check Cashing Stores, LLC

Cash Central of Alabama, LLC

Cash Central of Alaska, LLC

Cash Central of California, LLC

Cash Central of Delaware, LLC

Cash Central of Hawaii, LLC

Cash Central of Idaho, LLC

Cash Central of Illinois LLC

Cash Central of Kansas, LLC

Cash Central of Minnesota, LLC

Cash Central of Mississippi, LLC

Cash Central of Missouri, LLC

Cash Central of Nevada, LLC

Cash Central of New Mexico LLC

Cash Central of North Dakota, LLC

Cash Central of Ohio, LLC

Cash Central of Oklahoma, LLC

Cash Central of South Carolina LLC

Cash Central of South Dakota, LLC

Cash Central of Tennessee, LLC

Cash Central of Texas, LLC

Cash Central of Utah, LLC

Cash Central of Virginia LLC

Cash Central of Washington, LLC

Cash Central of Wisconsin

Cash Central of Wyoming

CCCIS, Inc.

CCCS Corporate Holdings, Inc.

CCCS Holdings, LLC

Checksmart Financial Company

Checksmart Financial Holdings Corp.

Checksmart Financial, LLC

Checksmart Money Order Services, Inc.

Community Choice Family Insurance Agency, LLC

CS-Arizona, LLC

Direct Financial Solutions, LLC

Express Payroll Advance of Ohio, Inc.

Fast Cash, Inc.

First Virginia Credit Solutions, LLC

First Virginia Financial Services, LLC

Hoosier Check Cashing of Ohio, LTD

Insight Capital, LLC

National Tax Lending, LLC

Reliant Software, Inc.

Lender’s Account Services LLC

Beneficial Lending Solutions of California LLC

Beneficial Lending Solutions of Ohio LLC

Beneficial Lending Solutions of Tennessee LLC

Beneficial Lending Solutions of Utah LLC

Buckeye Lending Solutions of Tennessee, LLC

Cash Central of Florida LLC

Cash Central of Louisiana, LLC

QC Financial Services of California, Inc.

Schedule 1.01(a)

Sample Early Prepayment Premium Calculation

Sample Prepayment Calculator

(Assumes Prepayment on November 27, 2016)

Loan Amount	$30,000,000.00
80% of Loan Amount	$24,000,000.00

Interest Rate	19.000%

Treasury Rate	0.460%
Additional Discount	0.500%
Total	0.960%

Premium Rate Net After Discount	18.040%

Daily Interest Cale	$12,026.67

# Days Early Payment	335

Premium through October 27, 2017	$4,028,933.33

Interest Rate	7.00%

Treasury Rate	0.460%
Additional Discount	0.500%
Total	0.960%

Premium Rate Net After Discount	6.0400%

Daily Interest Calc	$4,026.6667

# Days Early Payment	68

Premium through December 31, 2017	$273,813.33
Total Premium Prior to 1/3 Discount	$4,302,746.6667

Total Premium Due	$1,434,248.89

Schedule 2.01

Lenders and Commitments

Lender	Commitment
Ivy Funding Eleven, LLC	$10,000,000.00
Capitala Finance Corp.	$15,000,000.00
CapitalSouth Partners Florida
Sidecar Fund II, L.P.	$5,000,000.00
Total Commitment	$30,000,000.00

Note: On the Second Amendment Effective Date: (i) the Commitment of Ivy Funding Eleven, LLC (which, immediately prior to the effectiveness of the Second Amendment, is $11,700,000.00), shall be permanently reduced to the amount set forth above across from such Lender’s name; and (ii) as a result of the reduction of the Commitment of Ivy Funding Eleven, LLC, described in clause (i) above, the Total Commitment (which, immediately prior to the effectiveness of the Second Amendment, is $31,700,000.00), shall be permanently reduced to $30,000,000.00.